<FILENAME>ims092606_8k.txt


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): September 26, 2006


                       INTERNATIONAL MONETARY SYSTEMS, LTD.
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               (Exact Name of Registrant as Specified in Charter)


            Wisconsin                 000-30853                   39-1924096
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(State or Other Jurisdiction       (Commission File             (IRS Employer
      of Incorporation)                Number)               Identification No.)


         16901 West Glendale Drive, New Berlin WI            53151
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        (Address of Principal Executive Offices)           (Zip Code)


                                 (262) 780-3640
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              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 2.03.

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION.

     On September 26th 2006 International Monetary Systems, Ltd. (IMS) received $635,000 from a private investor. The funds are secured by a promissory note issued by IMS. The term is for two years, interest only, paid quarterly at an annual rate of 10%, beginning October 26th 2006. At the expiration of the note, IMS shall pay the investor the sum of $635,000. At the option of the investor and in lieu of cash payments IMS shall transfer 1,024,194 shares of IMS $.0001 par value common stock to the investor ($635,000 at $.62 per share). The investor may also elect a combination of cash and stock with a combined value of $635,000.

     On September 26th 2006 IMS received $1,465,000 from the same private investor. The funds are secured by a promissory note issued by IMS. The term is 38 monthly payments of $45,000 including principle and simple interest at the rate of 10% annually, beginning October 26th 2006. With a final payment of $6,169 due on December 26th, 2009.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        International Monetary Systems, Ltd.


Date: September 29, 2006                By: /s/ Donald F. Mardak
                                            ------------------------
                                                Donald F. Mardak
                                                Chief Executive Officer